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                                                                       EXHIBIT 5

                                [Letterhead of]
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                                800 Third Avenue
                            New York, New York 10022



                              March 26, 1999


foreignTV.com, Inc.
162 Fifth Avenue, Suite 1005A
New York, New York 10010

     Re:  Registration Statement on Form S-1
          Under the Securities Act of 1933
          ----------------------------------

Ladies and Gentlemen:

     In our capacity as counsel to foreignTV.com, Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-1, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 1,700,000 shares of Common Stock (the "Shares"), (ii) 1,700,000 common stock purchase warrants to purchase an identical number of shares of Common Stock (the "Warrants"), (iii) 1,700,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"), (iv) warrants issuable to the underwriter named in the Registration Statement to purchase Units (the "Underwriter's Unit Warrants"), consisting of
(A) 170,000 shares of Common Stock (the "Underwriter's Stock") and (B) 170,000 warrants to purchase an identical number of shares of Common Stock (the "Underwriter's Warrants"), (v) 170,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants (the "Underwriter's Warrant Stock").

     In that connection, we have examined the Certificate of Incorporation, as amended to date, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares, Warrants, Warrant Stock, Underwriter's Unit Warrants, Underwriter's Stock, Underwriter's Warrants and Underwriter's Warrant Stock, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion
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that:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Shares, Warrant Stock, Underwriter's Stock and Underwriter's Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     (3) The Warrants, Underwriter's Unit Warrants and Underwriter's Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                                LESTER & NEWMAN, P.C.


                              By: /s/Ira Roxland
                                 --------------------------------
                                 A Member of the Firm